CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-58348, 333-58352 and 333-60846) of Tut Systems, Inc of our report dated March 14, 2002 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

San Jose, California
March 28, 2002